John Hancock Variable Insurance Trust

John Hancock Variable Insurance Portfolios, LLC

POWER OF ATTORNEY

I do hereby constitute and appoint THOMAS KINZLER, STEVEN SUNNERBERG, BETSY ANNE SEEL, KINGA KAPUSCINSKI, NICHOLAS J. KOLOKITHAS, CHRISTOPHER SECHLER, PATRICIA MORISETTE, and ANDREW WILKINS, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Variable Insurance Trust (the “Trust”), or in the event of the conversion of the Trust, pursuant to a Plan of Conversion and the provisions of Section 18-214 of the Delaware Limited Liability Company Act, to a Delaware limited liability company to be known as John Hancock Variable Insurance Portfolios, LLC (the “Company”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s, or the Company’s, registration statement on Form N-14 relating to the portfolio combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Portfolio Combination

American Blue Chip Income and Growth Trust, a series of the Trust, into

American Growth-Income Trust, a series of the Trust

International Opportunities Trust, a series of the Trust, into

International Growth Stock Trust, a series of the Trust

500 Index Trust, a series of the Trust, into 500 Index Trust B, a series of the Trust

Total Bond Market Trust A, a series of the Trust, into

Total Bond Market Trust B, a series of the Trust

International Equity Index Trust A, a series of the Trust, into

International Equity Index Trust B, a series of the Trust

Name	Signature	Title	Date
Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee*	**
James R. Boyle	/s/ James R. Boyle	Trustee*	**
Peter S. Burgess	/s/ Peter S. Burgess	Trustee*	**
Grace K. Fey	/s/ Grace K. Fey	Trustee*	**
Theron S. Hoffman	/s/ T. S. Hoffman	Trustee*	**
Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee*	**
James M. Oates	/s/ J. M. Oates	Trustee*	**
Steven M. Roberts	/s/ Steven M. Roberts	Trustee*	**

*	Trustee of John Hancock Variable Insurance Trust
**	July 10, 2012